Exhibit 99.2

Fourth Quarter 2008 Earnings Presentation March 10, 2009

1 Safe Harbor Statement Any “forward-looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s substantial leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, the Company’s ability to maintain compliance with the listing requirements of the New York Stock Exchange, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2007, and in the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

2 Agenda Opening Remarks Fourth Quarter 2008 Highlights Full Year 2008 Highlights Segment Highlights Summary and Outlook Questions and Answers Appendix

3 Opening Remarks Activities during the first 2 months Visited all U.S.-based businesses Implemented new planning process and incentive compensation system Conducted first operating review with business units Aggressively reacted to recessionary market trends Initial observations Good businesses with good products and people Highly-engineered defensible products Strong cash flow dynamics Opportunities for: – Increased productivity – Working capital improvements – Better resource allocation Task at hand Be realistic about recessionary impact Aggressively respond to customer needs and demand Act with speed

Fourth Quarter 2008 Highlights

5 Q4 Summary ($ in millions, except per share amounts) (from continuing operations) Q4 2008 Q4 2007 % Chg Revenue $213.1 $ 222.1 -4.0% Adjusted EBITDA(1) $25.7 $ 11.3 128.5% Excl. Special Items, (1) Adjusted EBITDA would have been: 27.7 $ 20.7 $ 33.7% Income (loss) (154.0) $ (168.8) $ Excl. Special Items, (1) Income (loss) would have been: 2.7 $ (0.5) $ Earnings (loss) per share (4.60) $ (5.05) $ Excl. Special Items, (1) EPS would have been: 0.08 $ (0.01) $ Sales in Energy Products and Industrial Specialties were up 39.0% and 5.5%, respectively Sales in Packaging Systems were down 7.8% largely due to the unfavorable impact of currency exchange, while RV & Trailer Products and Recreational Accessories were down 30.5% and 21.3%, respectively, due to continued end market weakness Non-cash goodwill and indefinite-lived intangible asset impairment charges of $172.2 million mask underlying company performance Adjusted EBITDA increase driven by the improved operating performance in Energy Products, lower corporate expense and a gain on extinguishment of debt (1) “Special Items” for each period, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA, are provided in the Appendix.

6 Q4 Business Segment Overview Highlights Lamons expanded gasket/bolt contracts with key customers globally for 5 years Signed agreement to sell non-core asset, Compac – closed on 2/9/09 Monogram secured additional business for new products and applications Cequent Consumer Products won significant new business award at WalMart for 2009 Cequent Australia secured new business in Thailand Lowlights Dramatic end market declines across the businesses Distribution channels reducing inventory Pricing pressure (competitive and raw material) Commodity price volatility

Full Year 2008 Highlights

8 2008 Full Year Summary (from continuing operations) FY 2008 FY 2007 % Chg Revenue 1,021.3 $ 1,003.1 $ 1.8% Adjusted EBITDA(1) 139.0 $ 115.1 $ 20.8% Excl. Special Items, (1) Adjusted EBITDA would have been: 144.0 $ 138.8 $ 3.7% Income (loss) (128.6) $ (161.2) $ Excl. Special Items, (1) Income would have been: 29.9 $ 20.5 $ 45.3% Earnings (loss) per share (3.85) $ (5.66) $ Excl. Special Items, (1) EPS would have been: 0.89 $ 0.72 $ 23.6% Free Cash Flow(1) 41.3 $ 19.0 $ 117.5% Debt and AR Securitization 629.9 $ 657.5 $ -4.2% ($ in millions, except per share amounts) Sales increased 1.8% to $1,021.3 million Packaging Systems, Energy Products and Industrial Specialties sales increased 14.8%, combined, as a result of new products, geographic expansion and increased market demand RV & Trailer and Recreational Accessories sales declined 12.1%, combined Financial performance improved as a result of strength in the aerospace and energy businesses, lower corporate costs and gain on extinguishment of debt Significant cash flow improvement of approximately $22 million driven by improved operating performance, lower cash interest costs and reduced capital spending Ended the year with $131.8 million in cash and aggregate availability under revolving credit and accounts receivables securitization facilities (1) “Special Items” for each period, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow from Operations, are provided in the Appendix.

9 Other Financial Highlights Full year 2008 versus full year 2007 performance: Free cash flow(1) of $41.3 million; an increase of $22.3 million Total debt and A/R securitization of $629.9 million; a decrease of $27.6 million Leverage ratio of 4.16x compared to a debt covenant ratio of 5.0x. Total weighted average cost of credit facility borrowings of 5.4%; an improvement of 240 basis points Working capital of $178.5 million increased $13.3 million compared to the prior year end Increase in net inventory of $7.2 million primarily due to commodity cost inflation in 2008 vs. 2007 Decline in accounts payable of $7.6 million primarily due to Q408 efforts to reduce purchasing activity in light of economic environment TriMas had approximately $131.8 million of cash and aggregate availability under its revolving credit and receivables securitization facilities at year end. (1) The Company defines Free Cash Flow as Adjusted EBITDA from continuing operations , plus Special Items as defined below, less cash paid for interest and taxes, capital expenditures and changes in operating working capital. See Appendix for additional information regarding Special Items impacting reported GAAP financial measures a reconciliation of the non-GAAP financial measures Adjusted EBITDA and free cash flow to the Company’s reported results of operations prepared in accordance with GAAP.

Segment Highlights

11 Segment Summary 17% 22% 21% 24% 16% Segment Key 27% 37% 5% 26% 5% Packaging Systems Energy Products Industrial Specialties RV & Trailer Products Recreational Accessories % of Revenue % of Segment Operating Profit(1) Year Ended December 31, 2008 Year Ended December 31, 2008 (1) Segment Operating Profit excluding Special Items. “Special Items” by segment are provided in the Appendix. Most profitable business segments are becoming more significant.

Packaging Systems

($ in millions)


Net Sales
$35.2
$32.4
$152.0
$161.3
Q4-07
Q4-08
2007
2008


Adjusted EBITDA(1)
$6.1
$8.6
$42.7
$45.4
Q4-07
Q4-08
2007
2008


Operating Profit(1)
$5.2
$4.8
$30.8
$31.7
Q4-07
Q4-08
2007
2008

- 2008 net sales increased 6.2%, compared to 2007, due to sales of specialty dispensing and other new products to the pharmaceutical, food/beverage and personal care end markets and the favorable effects of currency exchange
- 2008 Adjusted EBITDA and operating profit improved due to increased sales volumes, partially offset by increases in raw material costs and expenses incurred to support sales growth initiatives
- Closed sale of Compac business in February 2009
- Develop specialty dispensing product applications for growing end markets
- Increase geographic coverage efforts in Europe and Southeast Asia
- Protect core products by introducing new product designs for better performance, lower cost and patent protection

(1) Adjusted EBITDA and Operating Profit exclude "Special Items" for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow from Operations, are provided in the Appendix.

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Energy Products

($ in millions)



Net Sales
$40.5
$56.4
$163.5
$213.8
Q4-07
Q4-08
2007
2008



Adjusted EBITDA(1)
$6.4
$8.8
$25.4
$35.8
Q4-07
Q4-08
2007
2008



Operating Profit(1)
$5.9
$8.1
$22.9
$33.1
Q4-07
Q4-08
2007
2008

- Sales for the year increased 30.8%, compared to 2007
  - New product initiatives to add content at the well-site and increased engine demand drove sales increases of engine and related products year-over-year
  - Product expansion efforts, a superior service model and continued high levels of capacity utilization increased specialty gasket sales to refinery and petrochemical industries
- 2008 Adjusted EBITDA and operating profit improved, with strong conversion
- Began experiencing declines in customer demand in engine business in late 2008
- Introduced complementary product line at well-site – gas production equipment
- Plans to further expand gasket business with major customers into Southeast Asia, Europe and South America

(1) Adjusted EBITDA and Operating Profit exclude "Special Items" for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow from Operations, are provided in the Appendix.

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Industrial Specialties

($ in millions)



Net Sales
$50.2
$52.9
$204.6
$221.8
Q4-07
Q4-08
2007
2008



Adjusted EBITDA(1)
$10.8
$11.3
$46.9
$51.0
Q4-07
Q4-08
2007
2008



Operating Profit(1)
$9.4
$9.7
$41.8
$44.9
Q4-07
Q4-08
2007
2008

- 2008 sales increased 8.4%, compared to 2007
  - Sales of aerospace fasteners were robust due to the introduction of new products and a strong market
  - Higher sales in defense business driven by cartridge case inventory build-up
  - Sales of industrial cylinders and specialty cutting tools were relatively flat
  - Specialty fittings business experienced a softening driven by reduced automotive demand
- Adjusted EBITDA and operating profit increased due to higher sales volumes in the defense and aerospace businesses, which were partially offset by higher commodity costs and lower industrial demand
- Develop specialty products for growing end markets such as aerospace and medical
- Continue geographic expansion efforts

(1) Adjusted EBITDA and Operating Profit exclude "Special Items" for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow from Operations, are provided in the Appendix.

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RV & Trailer Products

($ in millions)

Net Sales



$46.4
$32.2
$198.8
$174.6
Q4-07
Q4-08
2007
2008

Adjusted EBITDA[1]



$4.8
$1.8
$27.6
$13.9
Q4-07
Q4-08
2007
2008

Operating Profit[1]



$2.8
$(0.8)
$19.6
$5.5
Q4-07
Q4-08
2007
2008

- 2008 sales decreased 12.2% due to continued weak demand in end markets resulting from the decline in consumer discretionary spending and credit availability
  - Sales in Australia and Southeast Asia increased year-over-year
- Adjusted EBITDA and operating profit decreased due to the decline in sales, lower absorption of fixed costs as the Company reduced production to manage inventory levels, and a less favorable product sales mix
- Continued aggressive reduction of fixed costs and capital requirements
- Mitigate market decline by leveraging strong brand names for additional market share, cross-selling product portfolio and attacking weak competitors
- Grow geographically in Southeast Asia and Australia

[1] Adjusted EBITDA and Operating Profit exclude "Special Items" for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow from Operations, are provided in the Appendix.

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Recreational Accessories

($ in millions)

Net Sales


$49.9
$39.2
$284.2
$249.8
Q4-07
Q4-08
2007
2008

Adjusted EBITDA[(1)]


$0.8
$(3.1)
$26.0
$16.0
Q4-07
Q4-08
2007
2008

Operating Profit[(1)]


$(2.2)
$(5.8)
$15.2
$6.1
Q4-07
Q4-08
2007
2008

- 2008 sales decreased 12.1% due to continued weak demand in end markets resulting from the decline in consumer discretionary spending and credit availability
  - Sales in Australia and Southeast Asia increased year-over-year
- Adjusted EBITDA and operating profit decreased due to the decline in sales, lower absorption of fixed costs as the Company reduced production to manage inventory levels, and a less favorable product sales mix
- Continued aggressive reduction of fixed costs and capital requirements
- Mitigate market decline by leveraging strong brand names for additional market share, cross-selling product portfolio and attacking weak competitors
- Grow geographically in Southeast Asia and Australia

[(1)] Adjusted EBITDA and Operating Profit exclude "Special Items" for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow from Operations, are provided in the Appendix.

16

Summary and Outlook

18 TriMas Vision We provide applied technology that customers in growing markets need and will pay for. We build and run agile businesses that provide high returns on capital. Operating Principles: Securing our position as the best cost producer Acting with high speed in all aspects of business Thoughtfully allocating resources for: New products in growing end markets Geographic expansion Cost-out and productivity projects Bolt-on acquisitions that provide enhanced growth and returns Leveraging the benefits of being a billion dollar company, while retaining agility in our SBUs Being a great place to work

End Markets

	Segment Content	End Market Dynamics	TriMas Advantage
Packaging Systems:	▪ Specialty dispensing, consumer-based packaging products: 35% ▪ Industrial closures: 65% ▪ ~20% is non-North American	▪ Consumption-based markets: ▪Medical/Pharma: Up mid single-digits % ▪Food/Beverage: Up low to mid single-digits % ▪Personal Care: Up low single-digits % ▪ Industrial GDP: Flat to down 5%	▪ New markets and customers ▪ New applied technologies and applications
Energy Products:	▪ MRO business: 65% ▪ Oil and gas commodity-driven: 35%	▪ MRO exposure most stable – replace / fix ▪ Commodity dynamics: Lower gas and oil prices affect demand	▪ New product offering / expansion ▪ Geographic expansion
Industrial Specialties:	▪ Aerospace: 35% ▪ Industrial: 47% ▪ Military: 10% ▪ Automotive: 6% ▪ Medical: 2%	▪ Aerospace/Framing: Up low to mid single digits % ▪ Industrial GDP: Flat to down 5% ▪ Medical components: Up high single digits ▪ Military: Up ▪ Automotive: Down 20%+	▪ Aerospace: Backlog based; new product/application growth ▪ Medical: New products/apps, new customers ▪ Industrial: Continued geographic expansion; core competencies to other markets
RV&T and Recreational Accessories:	▪ Non-North American: 15% ▪ Retail (accessories): 27% ▪ Aftermarket (distributors/installers): 23% ▪ RV and marine specific: 14% ▪ Trailer OE (ind/agric): 15% ▪ Auto OE/OES: 6%	▪ Trailer registrations down 23% in 2008: Down 20% ▪ Light pick-up truck sales down 35% in 2008: Down 20-30% ▪ Overall market: Down 20%+	▪ Broad product portfolio with strong brands ▪ Share gain due to weak competitors exit ▪ New awards domestic and offshore

Overall sales estimate for 2009 expected to be down 10% to 20% versus 2008

19

20 Profit Improvement Plan Tactics Employed: Fixed cost headcount reductions Salaried hiring freeze Merit deferrals Mandatory 4-day work weeks Required weeks off without pay Acceleration of plant consolidations and moves to low-cost countries Consolidation of distribution facilities Employee health care contribution increase Travel freeze Aggressive reductions in discretionary spend Negotiated reductions from vendors and suppliers Cancelled supplier orders Nov 2008 Anncmt Current 2009 Packaging Systems Energy Products Industrial Specialties Cequent $ in millions Accelerated Profit Improvement Plan to $28 million of achieved savings in 2009 Compensation-related $4M Facility Reductions $4M Other Spend Reductions $7M Headcount Reductions $13M $6M $28M

21 Value Creation Opportunities Earnings Price actions Material deflation General productivity improvements Profit Improvement Plan cost savings of $28 million+ Reduction in debt service costs of $4 to $7 million Decrease in outstanding weighted average borrowings Lower weighted average cost of borrowings Cash Working capital take-out of $10 to $20 million Capital expenditure reduction of $5 to $7 million Other (dispositions of non-core assets) of $10 to $20 million Conservative estimate of free cash flow of $40 to $45 million Targeting a minimum of 0.4x covenant cushion for remainder of 2009.

22 TriMas Priorities Drive operating profit improvement Best cost producer strategy Effectively manage the balance sheet Pay-down debt Maintain liquidity cushion Deploy capital prudently Focus capital on profitable strategic growth Aerospace, specialty packaging, medical, energy and geographic expansion

Questions & Answers

Appendix

25 2008 Statement of Operations 2008 2007 Net sales 1,021,300 $ 1,003,070 $ Cost of sales (758,120) (729,510) Gross profit 263,180 273,560 Selling, general and administrative expenses (166,500) (173,810) Advisory services agreement termination fee - (10,000) Costs for early termination of operating leases - (4,230) Settlement of Canadian benefit plan liability - (3,870) Loss on dispositions of property and equipment (340) (1,720) Impairment of property and equipment (500) (3,370) Impairment of goodwill and indefinite-lived intangible assets (172,220) (171,210) Operating loss (76,380) (94,650) Other expense, net: Interest expense (55,740) (68,310) Gain (loss) on extinguishment of debt 3,740 (7,440) Other, net (2,290) (3,880) Other expense, net (54,290) (79,630) Loss from continuing operations before income tax benefit (130,670) (174,280) Income tax benefit 2,080 13,080 Loss from continuing operations (128,590) $ (161,200) $ Income (loss) from discontinued operations, net of income taxes (7,600) 2,770 Net loss (136,190) $ (158,430) $ December 31, Year ended ($ in thousands)

26 2008 Cash Flow Highlights 2008 2007 Adjusted Ebitda(1), as reported 139,020 $ 115,120 $ Special Items(2) 4,980 23,720 Adjusted Ebitda, excluding Special Items 144,000 $ 138,840 $ Cash interest (52,660) (63,690) Cash taxes (8,060) (8,660) Capital expenditures (28,680) (33,400) Change in operating working capital (13,300) (14,100) Subtotal (102,700) $ (119,850) $ Free Cash Flow(1) 41,300 $ 18,990 $ December 31, Year ended (1) See Appendix for Reconciliation of non-GAAP items Adjusted EBITDA and Free Cash Flow (2) In 2008, principally severance and other costs related to cost reduction actions and business restructurings. In 2007, Heartland management fee termination payment of $10M; termination of leases $4.2 million, Huntsville plant closure of $5.6 million, Canadian pension of $3.9 million and other restructuring actions of $1.8 million. ($ in thousands)

27 2008 Balance Sheet December 31, December 31, 2008 2007 Current assets: Cash and cash equivalents 3,910 $ 4,800 $ Receivables, net 104,760 89,370 Inventories 188,950 181,790 Deferred income taxes 16,970 18,860 Prepaid expenses and other current assets 7,430 7,010 Assets of discontinued operations held for sale 26,200 41,450 Total current assets 348,220 343,280 Property and equipment, net 181,570 186,840 Goodwill  202,280 367,420 Intangibles and other assets 198,150 230,450 Total assets  930,220 $ 1,127,990 $ Current liabilities: Current maturities, long-term debt 10,360 $ 8,390 $ Accounts payable 111,810 121,860 Accrued liabilities 66,340 71,830 Liabilities of discontinued operations 1,340 1,450 Total current liabilities 189,850 203,530 Long-term debt 599,580 607,600 Deferred income taxes 51,650 73,280 Other long-term liabilities 34,240 35,090 Total liabilities 875,320 919,500 Total shareholders’ equity 54,900 208,490 Total liabilities and shareholders’ equity 930,220 $ 1,127,990 $ Assets Liabilities and Shareholders’ Equity ($ in thousands)

28 (Unaudited - $ in thousands) LTM EBITDA as Defined in Credit Agreement Reported net loss for the twelve months ended December 31, 2008 (136,190) $ Interest expense, net (as defined)  56,060 Income tax expense (benefit)  (12,610) Depreciation and amortization  44,070 Extraordinary non-cash charges 185,030 Interest equivalent costs 2,610 Non-cash expenses related to equity grants 1,030 Other non-cash expenses or losses 3,310 Non-recurring expenses or costs for cost savings projects 4,250 Permitted dispositions 3,970 Permitted acquisitions 40 Bank EBITDA - LTM Ended December 31, 2008 (1) 151,570 $ (1) As defined in the Amended and Restated Credit Agreement dated August 2, 2006.

29 2008 Year End Debt Composition 6.41% 6.81% Foreign Debt 7.28% 4.57% A/R Facility (CP Rate + 1.05% plus 0.5% Facility Fee) 9.875% 9.875% Sub Notes (Fixed Rate) 7.81% 5.33% Term Loan (LIBOR + 2.25%) 7.86% 5.17% Synthetic Facility (LIBOR + 2.25%) 8.27% 5.00% Revolver (LIBOR +2% or Prime +1%) FY 2007 FY 2008 Weighted Average Cost of Borrowings December 31, 2008 December 31, 2007 Cash and Cash Equivalents 3,910 $ 4,800 $ Revolver/Synthetic 8,450 660 Foreign Debt/Other 18,200 21,610 Term Loan 254,150 256,750 Senior Secured Bank Debt 280,800 $ 279,020 $ 9.875% Senior Sub Notes due 2012 329,140 336,970 Total Debt 609,940 $ 615,990 $ Total Shareholders’ Equity 54,900 $ 208,490 $ Total Capitalization 664,840 $ 824,480 $ Memo: A /R Securitization 20,000 $ 41,500 $ Total Debt + A/R Securitization 629,940 $ 657,490 $ Key Ratios: Bank LTM EBITDA 151,570 $ 161,610 $ Interest Coverage Ratio 2.74x 2.28x Leverage Ratio 4.16x 4.07x Bank Covenants: Interest Coverage Ratio 2.00x 1.90x Leverage Ratio 5.00x 5.25x ($ in thousands) As of December 31, 2008, TriMas had $3.9 million in cash and approximately $127.9 million of available liquidity under its revolving credit and receivables securitization facilities.

Reconciliation of Non-GAAP Measures Adjusted EBITDA[1] and Free Cash Flow[2]

(unaudited, $ in thousands)

	Quarter ended December 31, 2008	Quarter ended December 31, 2007	Year ended December 31, 2008	Year ended December 31, 2007
Net loss	$ (161,830)	$ (168,870)	$ (136,190)	$ (158,430)
Income tax expense	(27,920)	(17,370)	(12,610)	(10,410)
Interest expense	13,600	15,390	55,920	68,310
Debt extinguishment costs	140	-	140	7,440
Impairment of property and equipment	500	3,370	500	3,370
Impairment of goodwill and indefinite-lived intangible assets	184,530	171,210	184,530	171,210
Depreciation and amortization	11,630	10,970	44,070	41,350
Adjusted EBITDA, total company	20,650	14,700	136,360	122,840
Adjusted EBITDA, discontinued operations	(5,060)	3,450	(2,660)	7,720
Adjusted EBITDA, continuing operations	$ 25,710	$ 11,250	$ 139,020	$ 115,120
Special Items	2,010	9,490	4,980	23,720
Cash interest	(20,420)	(22,810)	(52,660)	(63,690)
Cash taxes	(1,600)	(1,820)	(8,060)	(8,660)
Capital expenditures	(9,050)	(11,200)	(28,680)	(33,400)
Changes in operating working capital	60	14,620	(13,300)	(14,100)
Subtotal	$ (29,000)	$ (11,720)	$ (97,720)	$ (96,130)
Free cash flow	$ (3,290)	$ (470)	$ 41,300	$ 18,990

[1]The Company defines Adjusted EBITDA as net income (loss) before cumulative effect of accounting change, interest, taxes, depreciation, amortization, non-cash asset and goodwill impairment write-offs, and non-cash losses on sale-leaseback of property and equipment. Lease expense and non-recurring charges are included in Adjusted EBITDA and include both cash and non-cash charges related to restructuring and integration expenses. In evaluating our business, management considers and uses Adjusted EBITDA as a key indicator of financial operating performance and as a measure of cash generating capability. Management believes this measure is useful as an analytical indicator of leverage capacity and debt servicing ability, and uses it to measure financial performance as well as for planning purposes. However, Adjusted EBITDA should not be considered as an alternative to net income, cash flow from operating activities or any other measures calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The definition of Adjusted EBITDA used here may differ from that used by other companies.

[2]The Company defines Free Cash Flow as Adjusted EBITDA from continuing operations, plus Special Items as defined below, less cash paid for interest and taxes, capital expenditures and changes in operating working capital. As detailed in Appendix I, for purposes of determining Free Cash Flow, Special Items include those one-time costs, expenses and other charges incurred on a cash basis that are included in the determination of net income (loss) under GAAP and are not added back to net income (loss) in determining Adjusted EBITDA, but that management would consider important in evaluating the quality of the Company's Free Cash Flow, as defined.

30

31 Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures Year ended Year ended December 31, 2008 December 31, 2007 ($ in thousands) Income EPS Income EPS Loss and EPS from Continuing Operations, as reported. (12 8,590) $ (3.85) $ (161,20 0) $ (5.66) $ After-tax impact of Special Items to consider in evaluating loss and EPS from continuing operations: Goodwill and indefinite-lived impairment charge (155,050) $ (4.64) $ (159,930) $ (5.61) $ Impairment of assets (300) (0.01) (2,220) (0.08) Severance and business restructuring costs (3,090) (0.09) - - Advisory Services Agreement termination fee - - (6,190) (0.22) Costs for early termination of operating leases - - (2,620) (0.09) Debt extinguishment costs. - - (4,610) (0.16) Hunts ville facility closure costs - - (3,700) (0.13) Settlement of Canadian benefit plan liability - - (2,470) (0.09) Total Special Items (158,440) $ (4.74) $ (181,740) $ (6.38) $ Excluding Special Items , Profit and EPS from continuing operations would have been 29,850 $ 0.89 $ 20,540 $ 0.72 $ Weighted-average shares outstanding at December 31, 2008 and 2007 33,422,572 28,498,678 Quarter ended Quarter ended December 31, 2008(1) December 31, 2007(1) ($ in thousands) Income EPS Income EPS Loss and EPS from Continuing Operations, as reported. (153,950) $ (4.60) $ (168,780) $ (5.05) $ After -tax impact of Special Items to consider in evaluating loss and EPS from continuing operations: Goodwill and indefinite-lived impairment charge (15 5,050) $ (4.64) (159,930) $ (4.79) Impairment of assets (3 00) (0.01) (2,220) (0.07) Severance and business restructuring costs (1,250) (0.04) - - Hunts ville facility closure costs - - (3,700) (0.11) Settlement of Canadian benefit plan liability - - (2,470) (0.07) Total Special Items (156,600) $ (4.68) $ (168,320) $ (5.04) $ Excluding Special Items, Profit and EPS from continuing operations would have been 2,650 $ 0.08 $ (460) $ (0.01) $ Weighted-averages hares outstanding at December 31, 2008 and 2007 33,450,444 33,409,500 (1) Information is unaudited

Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures *(cont.)*

($ in thousands)	Quarter ended December 31, 2008[1]	Quarter ended December 31, 2007[1]	Year ended December 31, 2008	Year ended December 31, 2007
Operating loss, as reported	$ (162,060)	$ (170,450)	$ (76,380)	$ (94,650)
Special Items to consider in evaluating quality of earnings:				
Goodwill and indefinite-lived impairment charge	$ (172,220)	$ (171,210)	$ (172,220)	$ (171,210)
Impairment of assets	(500)	(3,370)	(500)	(3,370)
Severance and business restructuring costs	(2,010)	-	(4,980)	-
Advisory Services Agreement termination fee	-	-	-	(10,000)
Costs for early termination of operating leases	-	-	-	(4,230)
Huntsville facility closure costs	-	(5,620)	-	(5,620)
Settlement of Canadian benefit plan liability	-	(3,870)		(3,870)
Total Special Items	$ (174,730)	$ (184,070)	$ (177,700)	$ (198,300)
Excluding Special Items, operating profit from continuing operations would have been	$ 12,670	$ 13,620	$ 101,320	$ 103,650

($ in thousands)	Quarter ended December 31, 2008[1]	Quarter ended December 31, 2007[1]	Year ended December 31, 2008	Year ended December 31, 2007
Adjusted EBITDA from continuing operations, as reported	$ 25,710	$ 11,250	$ 139,020	$ 115,120
Special Items to consider in evaluating quality of earnings:				
Severance and business restructuring costs	$ (2,010)	$ -	$ (4,980)	$ -
Advisory Services Agreement termination fee	-	-	-	(10,000)
Costs for early termination of operating leases	-	-	-	(4,230)
Huntsville facility closure costs	-	(5,620)	-	(5,620)
Settlement of Canadian benefit plan liability	-	(3,870)	-	(3,870)
Total Special Items	$ (2,010)	$ (9,490)	$ (4,980)	$ (23,720)
Excluding Special Items, adjusted EBITDA from continuing operations would have been	$ 27,720	$ 20,740	$ 144,000	$ 138,840

[1] Information is unaudited

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33 Company and Business Segment Financial Information – Continuing Operations Quarter ended December 31, 2008 2007 2008 2007 Packaging Systems Net sales 32,420 $ 35,150 $ 161,330 $ 151,950 $ Operating profit (loss) (57,730) $ 1,300 $ (31,200) $ 26,880 $ Operating profit (loss) as a % of sales NM 3.7% NM 17. 7% Special Items to consider in evaluating operating profit: - Non-cash goodwill and indefinite-lived asset impairment (62,490) $ - $ (62,490) $ - $ - Other Special Items - $ (3,870) $ (410) $ (3,870) $ Excluding Special Items, operating profit would have been: 4,760 $ 5,170 $ 31,700 $ 30,750 $ Energy Products Net sales 56,360 $ 40,540 $ 213,750 $ 163,470 $ Operating profit 8,070 $ 5,930 $ 32,740 $ 22,860 $ Operating profit as a % of sales 14.3% 14.6% 15.3% 14. 0% Special Item to consider in evaluating operating profit: - Other Special Items - $ - $ (320) $ - $ Excluding Special Item, operating profit would have been: 8,070 $ 5,930 $ 33,060 $ 22,860 $ Industrial Specialties Net sales 52,900 $ 50,160 $ 221,830 $ 204,630 $ Operating profit (loss) (15,080) $ 9,400 $ 19,670 $ 41,770 $ Operating profit (loss) as a % of sales NM 18.7% 8.9% 20.4% Special Items to consider in evaluating operating profit: - Non-cash goodwill and indefinite-lived asset impairment (24,790) $ - $ (24,790) $ - $ - Other Special Items - $ - $ (430) $ Excluding Special Items, operating profit would have been: 9,710 $ 9,400 $ 44,890 $ 41,770 $ RV & Trailer Products Net sales 32,240 $ 46,370 $ 174,610 $ 198,790 $ Operating loss (49,430) $ (97,970) $ (43,320) $ (81,230) $ Operating loss as a % of sales NM NM NM NM Special Items to consider in evaluating operating profit (loss): - Non-cash goodwill and indefinite-lived asset impairment (47,600) $ (100,780) $ (47,600) $ (100,780) $ - Other Special Items (1,080) $ - $ (1,200) $ - $ Excluding Special Items, operating profit (loss) would have been: (750) $ 2,810 $ 5,480 $ 19,550 $ Year ended (unaudited) December 31,

Company and Business Segment Financial Information – Continuing Operations *(cont.)*

	Quarter ended December 31, (unaudited) 2008	Quarter ended December 31, (unaudited) 2007	Year ended December 31, 2008	Year ended December 31, 2007
Recreational Accessories				
Net sales	$ 39,220	$ 49,850	$ 249,780	$ 284,230
Operating loss	$ (43,930)	$ (81,620)	$ (32,110)	$ (64,200)
Operating loss as a % of sales	NM	NM	NM	NM
Special Items to consider in evaluating operating profit (loss):				
- Non-cash goodwill and indefinite-lived asset impairment	$ (37,340)	$ (70,430)	$ (37,340)	$ (70,430)
- Other Special Items	$ (820)	$ (8,990)	$ (900)	$ (8,990)
Excluding Special Items, operating profit (loss) would have been:	$ (5,770)	$ (2,200)	$ 6,130	$ 15,220
Corporate Expenses	$ (3,960)	$ (7,490)	$ (22,160)	$ (40,730)
Special Item to consider in evaluating corporate expenses:	$ (610)	$ -	$ (2,220)	$ (14,230)
Excluding Special Items, corporate expenses would have been:	$ (3,350)	$ (7,490)	$ (19,940)	$ (26,500)
Total Company				
Net sales	$ 213,140	$ 222,070	$ 1,021,300	$ 1,003,070
Operating loss	$ (162,060)	$ (170,450)	$ (76,380)	$ (94,650)
Operating loss as a % of sales	NM	NM	NM	NM
Total Special Items to consider in evaluating operating loss:	$ (174,730)	$ (184,070)	$ (177,700)	$ (198,300)
Excluding Special Items, operating profit would have been:	$ 12,670	$ 13,620	$ 101,320	$ 103,650
Other Data:				
- Depreciation and amortization	$ 10,470	$ 10,370	$ 41,090	$ 39,060
- Interest expense	$ 13,580	$ 15,390	$ 55,740	$ 68,310
- Gain (loss) on extinguishment of debt	$ 3,740	$ -	$ 3,740	$ (7,440)
- Other (income) expense, net	$ (720)	$ 430	$ 2,290	$ 3,880
- Income tax benefit	$ 17,230	$ 17,490	$ 2,080	$ 13,080

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